Exhibit 99.2

BGC Partners, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On November 30, 2018, BGC Partners, Inc. (“BGC” or the “Company”) completed its previously announced distribution (the “Distribution”) to its stockholders of all of the shares of common stock of Newmark Group, Inc. (“Newmark”) owned by BGC as of immediately prior to the effective time of the Distribution, with shares of Newmark Class A and Class B common stock distributed to the holders of shares of BGC Class A and Class B common stock, respectively, of record as of the close of business on November 23, 2018 (the “Record Date”). The shares of Newmark distributed included shares of Newmark Class A and Class B common stock into which the limited partnership units of Newmark Holdings, L.P. (“Newmark Holdings”) and Newmark Partners, L.P. (“Newmark OpCo”) owned by BGC were exchanged prior to and in connection with the Distribution.

Based on the number of shares of BGC common stock outstanding as of the close of business on the Record Date, BGC stockholders as of the Record Date received in the Distribution 0.463895 of a share of Newmark Class A common stock for each share of BGC Class A common stock held as of the Record Date, and 0.463895 of a share of Newmark Class B common stock for each share of BGC Class B common stock held as of the Record Date. No fractional shares of Newmark common stock were distributed in the Distribution. Instead, BGC stockholders received cash in lieu of any fraction of a share of Newmark common stock that they otherwise would have received in the Distribution.

On March 7, 2018, BGC and its operating subsidiaries purchased 16.6 million newly issued exchangeable limited partnership units (“Newmark Holdings Units”) of Newmark Holdings for approximately $242.0 million (the “Investment in Newmark”), which were exchangeable, at BGC’s discretion, into either shares of Class A common stock or shares of Class B common stock of Newmark. BGC made the Investment in Newmark pursuant to an Investment Agreement, dated as of March 6, 2018, by and among BGC, BGC Holdings, L.P. (“BGC Holdings”), BGC Partners, L.P. (“BGC U.S. OpCo”), BGC Global Holdings, L.P. (“BGC Global OpCo”), Newmark, Newmark Holdings, and Newmark OpCo. BGC and its subsidiaries funded the Investment in Newmark using the proceeds of its controlled equity offering sales program. Newmark used the proceeds to repay the balance of the outstanding principal amount under its Term Loan (defined below). In addition, in accordance with the Separation and Distribution Agreement (defined below), BGC, as of the Record Date, owned 7.0 million limited partnership interests in the Newmark OpCo (“Newmark OpCo Units”) as a result of other issuances of BGC Class A common stock primarily related to the redemption of limited partnership interests in BGC Holdings and Newmark Holdings.

Prior to and in connection with the Distribution, 15.1 million Newmark Holdings Units held by BGC were exchanged into 9.4 million shares of Newmark Class A common stock and 5.4 million shares of Newmark Class B common stock, and 7.0 million Newmark OpCo units held by BGC were exchanged into 6.9 million shares of Newmark Class A common stock. The remaining 1.5 million Newmark Holdings Units were held by BGC Holdings. On November 30, 2018, BGC caused BGC Holdings to distribute its 1.5 million Newmark Holdings Units to its limited partners entitled to receive distributions who were holders of record as of November 23, 2018 on a pro rata basis (together with the Distribution, the “Spin-Off”). Of the 1.5 million Newmark Holdings Units, Cantor Fitzgerald, L.P. (“Cantor”) received 0.4 million Newmark Holdings Units.

In aggregate, BGC distributed 131.9 million shares of Newmark Class A common stock and 21.3 million shares of Newmark Class B common stock to BGC stockholders in the Distribution. Prior to the Distribution, Cantor and CF Group Management, Inc. (“CFGM”), Cantor’s managing general partner, converted in total 11.0 million shares of BGC Class A common stock into shares of BGC Class B common stock, and subsequently owned 45.9 million shares of BGC Class B common stock as of the Record Date. As the sole owners of BGC Class B common stock, Cantor and CFGM received 100% of the shares of Newmark Class B common stock in the Distribution.

Following the Spin-Off, BGC ceased to be the controlling stockholder of Newmark, and BGC and its subsidiaries no longer held any shares of Newmark common stock or other equity interests in Newmark or its subsidiaries. Therefore, the Company will no longer consolidate Newmark within its financial results. Beginning in the fourth quarter of 2018, Newmark’s historical financial results for periods prior to the Spin-Off will be reflected in BGC’s consolidated financial statements as discontinued operations.

In order for the Spin-Off to be tax free, Newmark was required to repay or refinance any debt owed to or guaranteed by BGC prior to the Spin-Off. On December 13, 2017, prior to the closing of the Newmark initial public offering, BGC, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, Newmark OpCo, and solely for the provisions listed therein, Cantor and BGC Global OpCo entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). Among other things, under the Separation and Distribution Agreement, Newmark assumed and entered into the following debt arrangements:

•

Newmark OpCo assumed from BGC U.S. OpCo a promissory note with an aggregate principal amount of $112.5 million payable to BGC (the “2042 Promissory Note”) in relation to the Company’s $112.5 million aggregate principal amount of its 8.125% Senior Notes due 2042 (the “8.125% BGC Senior Notes”).

•

Newmark OpCo assumed from BGC U.S. OpCo a promissory note with an aggregate principal amount of $300.0 million payable to BGC (the “2019 Promissory Note”) in relation to the Company’s $300.0 million aggregate principal amount of its 5.375% Senior Notes due 2019 (the “5.375% BGC Senior Notes”).

•

Newmark assumed from BGC an unsecured senior converted term loan credit agreement (the “Converted Term Loan”) and an unsecured senior term loan credit agreement (the “Term Loan”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders, which were guaranteed by BGC. Newmark repaid the Term Loan in full on March 9, 2018 using the proceeds from the Investment in Newmark. As of September 30, 2018, there were $134.0 million of borrowings outstanding under the Converted Term Loan. The Converted Term Loan and Term Loan bore an interest rate of either LIBOR or a defined base rate plus an additional margin which ranges from 50 basis points to 325 basis points depending on the Company’s debt rating as determined by S&P and Fitch and whether such loan is a LIBOR loan or a base rate loan. As of September 30, 2018, the interest rate on the Converted Term Loan was 4.41%.

•

Newmark entered into an intercompany credit agreement with BGC, which was amended and restated on March 19, 2018 (the “Intercompany Credit Agreement”). On March 19, 2018, Newmark borrowed $150.0 million from BGC, which was funded through the BGC Credit Agreement (defined below), on the same terms as the funds that were borrowed by BGC from Cantor under the BGC Credit Agreement. As of September 30, 2018, there was $382.5 million of borrowings outstanding under the Intercompany Credit Agreement payable from Newmark to BGC, of which $270.0 million bore an interest rate of 5.41% (which is the higher of BGC’s or Newmark’s short-term borrowing rate in effect at such time plus 100 basis points) and $112.5 million bore an interest rate of 6.5%.

All third party interest and deferred financing cost expenses incurred after December 13, 2017, when the debt described above was assumed and entered into by Newmark, in relation to the 8.125% BGC Senior Notes, the 5.375% BGC Senior Notes, the Converted Term Loan, and the Term Loan was allocated to Newmark and will be included as part of discontinued operations. In addition, the interest incurred on the BGC Credit Agreement related to the $150.0 million of borrowings that was then loaned from BGC to Newmark under the Intercompany Credit Agreement was allocated to Newmark and will be included as part of discontinued operations.

On July 24, 2018, the Company issued an aggregate of $450.0 million principal amount of 5.375% Senior Notes due 2023 (the “5.375% Senior Notes due 2023”). The initial carrying value of the 5.375% Senior Notes due 2023 was $444.2 million, net of the discount and debt issuance costs of $5.8 million. On July 18, 2018, the Company drew down $203.0 million in short-term borrowings and used these funds along with cash on hand to repay the Company’s outstanding $240.0 million aggregate principal amount of its 8.375% Senior Notes on July 19, 2018. The Company then used the net proceeds from the 5.375% Senior Notes due 2023 to repay its short-term borrowings in full.

On September 4, 2018, using additional proceeds from the 5.375% Senior Notes due 2023, BGC U.S. OpCo loaned $112.5 million to Newmark OpCo under the Intercompany Credit Agreement, and using such proceeds, on September 5, 2018, Newmark OpCo repaid the outstanding $112.5 million aggregate principal amount of the 2042 Promissory Note to BGC. On September 5, 2018, BGC then redeemed the outstanding $112.5 million aggregate principal amount of the 8.125% BGC Senior Notes (the “8.125% BGC Senior Notes Redemption”).

On October 4, 2018, Newmark withdrew $252.0 million of cash pledged for the benefit of Fannie Mae, and repaid BGC $252.0 million of the outstanding borrowings under the Intercompany Credit Agreement (the “Intercompany Credit Agreement Repayment”). On November 6, 2018, Newmark closed its offering of $550.0 million aggregate principal amount of 6.125% Senior Notes due 2023 (the “6.125% Senior Notes”). Using primarily the proceeds from the sale of its 6.125% Senior Notes, Newmark repaid to BGC: a) the then remaining $134.0 million outstanding principal amount of the Converted Term Loan and $112.5 million under the Intercompany Credit Agreement on November 6, 2018; b) the then remaining outstanding balance under the Intercompany Credit Agreement on November 7, 2018; and c) the $300.0 outstanding principal amount under the 2019 Promissory Note on November 23, 2018 (together and with the Intercompany Credit Agreement Repayment, the “Newmark Debt Repayments”). Newmark had no remaining debt obligations owed to or guaranteed by BGC at the time of the Spin-Off.

BGC used the proceeds from the Newmark Debt Repayments to: a) repay, on October 4, 2018, $80.0 million of short-term borrowings on an unsecured senior credit agreement with Cantor (the “BGC Credit Agreement”) which bore an interest rate of 5.51% as of September 30, 2018; b) repay $125.0 million, as of October 15, 2018, of borrowings outstanding under an unsecured senior revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders, which had the same interest terms as the Converted Term Loan and Term Loan; and c) issue a notice of early redemption of the 5.375% BGC Senior Notes on November 5, 2018, which were redeemed on December 5, 2018 (together the “BGC Debt Repayments”).

The following unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X (“Article 11”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described below and in the notes thereto. Specifically, the unaudited pro forma condensed consolidated financial information set forth reflects the effects of the Spin-Off on BGC’s statement of financial condition as of September 30, 2018, as if it had occurred as of September 30, 2018, and reflects the effects of the Spin-Off and related discontinued operations on BGC’s statements of operations for the nine months ended September 30, 2018 and for the years ended December 31, 2017, 2016 and 2015, as if it had occurred on January 1, 2015. As Newmark’s financial results will be reflected as discontinued operations for periods prior to the Spin-Off in BGC’s consolidated financial statements going forward, this presentation is in accordance with the Financial Accounting Standards Board Accounting Standards Codification

Subtopic 205-20 – Presentation of Financial Statements—Discontinued Operations, as well as Article 11. In addition, the unaudited pro forma condensed consolidated financial information reflects the effects of the Newmark Debt Repayments and BGC Debt Repayments on BGC’s statement of financial condition as of September 30, 2018, as if they had occurred as of September 30, 2018, and the effects of the 8.125% BGC Senior Notes Redemption, Newmark Debt Repayments, and BGC Debt Repayments on BGC’s statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017, as if they had occurred on January 1, 2017. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The following unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Spin-Off, 8.125% Senior Notes Redemption, Newmark Debt Repayments, and BGC Debt Repayments had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated financial information does not include any adjustments associated with non-recurring events unrelated to the Spin-Off.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•

BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015;

•

Newmark’s unaudited consolidated financial statements included in Newmark’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•	Newmark’s audited consolidated financial statements included in Newmark’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015; and

•

The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

ITEM 1. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

As of September 30, 2018

(in thousands, except per share data)

(unaudited)

	BGC Partners, Inc. Historical	The Spin-Off (Note 2a)	Newmark Debt Repayments (Note 3a)		BGC Debt Repayments and Other Pro Forma Adjustments (Note 3b)		BGC Partners, Inc. Pro Forma
Assets
Cash and cash equivalents	$364,399	$(70,607)	$691,987	(1)(2)	$(505,000	)(1)(2)	$480,779
Restricted cash	260,592	(260,592)	—		—		—
Cash segregated under regulatory requirements	150,427	(55,859)	—		—		94,568
Securities owned	75,911	—	—		—		75,911
Marketable securities	152,485	(93,715)	—		—		58,770
Loans held for sale, at fair value	1,132,665	(1,132,665)	—		—		—
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	2,770,378	(91,700)	—		—		2,678,678
Mortgage servicing rights, net	405,241	(405,241)	—		—		—
Accrued commissions and other receivables, net	885,597	(390,142)	—		—		495,455
Loans, forgivable loans and other receivables from employees and partners, net	466,919	(275,156)	—		—		191,763
Loan receivables from related parties	—	300,000	(300,000	)(1)	—		—
Fixed assets, net	216,131	(72,158)	—		—		143,973
Investments	164,892	(133,713)	—		—		31,179
Goodwill	979,627	(513,527)	—		—		466,100
Other intangible assets, net	293,980	(29,354)	—		—		264,626
Receivables from related parties	6,864	391,987	(391,987	)(2)	—		6,864
Other assets	406,188	(196,665)	—		—		209,523

Total assets	$8,732,296	$(3,029,107)	$—		$(505,000)		$5,198,189

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$4,995	$—	$—		$—		$4,995
Short-term borrowings from related parties	80,000	—	—		(80,000	)(1)	—
Repurchase agreements	198	—	—		—		198
Securities loaned	66,318	(8,580)	—		—		57,738
Warehouse notes payable	1,131,792	(1,131,792)	—		—		—
Accrued compensation	545,004	(353,451)	—		—		191,553
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	2,505,198	(12,126)	—		—		2,493,072
Payables to related parties	67,816	(8,623)	—		—		59,193
Accounts payable, accrued and other liabilities	1,067,516	(374,440)	—		5,000	(3)	698,076
Notes payable and other borrowings	1,323,030	(133,950)	—		(422,306	)(2)	766,774

Total liabilities	6,791,867	(2,022,962)	—		(497,306)		4,271,599
Redeemable partnership interest	50,270	(24,131)			—		26,139
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	3,438	—	—		—		3,438
Class B common stock, par value $0.01 per share	348	—	—		—		348
Additional paid-in capital	2,116,514	—	—		—		2,116,514
Contingent Class A common stock	35,734	—	—		—		35,734
Treasury stock, at cost	(313,427)	—	—		—		(313,427)
Retained earnings (deficit)	(798,717)	(229,758)	—		(7,694	)(2)(3)	(1,036,169)
Accumulated other comprehensive income (loss)	(21,553)	—	—		—		(21,553)

Total stockholders’ equity	1,022,337	(229,758)	—		(7,694)		784,885
Noncontrolling interest in subsidiaries	867,822	(752,256)	—		—		115,566

Total equity	1,890,159	(982,014)	—		(7,694)		900,451

Total liabilities, redeemable partnership interest, and equity	$8,732,296	$(3,029,107)	$—		$(505,000)		$5,198,189

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2018

(in thousands, except per share data)

(unaudited)

	BGC Partners, Inc. Historical	Newmark Discontinued Operations (Note 2b)	BGC Partners, Inc. Continuing Operations	Pro Forma Adjustments (Note 3c)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,998,237	$(859,924)	$1,138,313	$—		$1,138,313
Principal transactions	250,266	—	250,266	—		250,266
Gains from mortgage banking activities/originations, net	132,764	(132,764)	—	—		—
Real estate management and other services	305,880	(305,880)	—	—		—
Servicing fees	96,207	(96,207)	—	—		—
Fees from related parties	19,989	(935)	19,054	—		19,054
Data, software and post-trade	47,016	—	47,016	—		47,016
Interest income	37,060	(26,575)	10,485	—		10,485
Other revenues	6,557	(232)	6,325	—		6,325

Total revenues	2,893,976	(1,422,517)	1,471,459	—		1,471,459
Expenses:
Compensation and employee benefits	1,576,706	(819,962)	756,744	—		756,744
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	239,696	(131,897)	107,799	224	(4)	108,023

Total compensation and employee benefits	1,816,402	(951,859)	864,543	224		864,767
Occupancy and equipment	165,405	(54,745)	110,660	—		110,660
Fees to related parties	27,394	(11,817)	15,577	—		15,577
Professional and consulting fees	86,490	(26,252)	60,238	—		60,238
Communications	100,686	(9,480)	91,206	—		91,206
Selling and promotion	93,599	(43,373)	50,226	—		50,226
Commissions and floor brokerage	45,100	(758)	44,342	—		44,342
Interest expense	88,051	(57,933)	30,118	(1,240	)(1)	28,878
Other expenses	204,604	(157,836)	46,768	—		46,768

Total expenses	2,627,731	(1,314,053)	1,313,678	(1,016)		1,312,662
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	—	—	—	—		—
Gains (losses) on equity method investments	9,999	(5,037)	4,962	—		4,962
Other income (loss)	141,908	(93,893)	48,015	—		48,015

Total other income (losses), net	151,907	(98,930)	52,977	—		52,977

Income (loss) from operations before income taxes	418,152	(207,394)	210,758	1,016		211,774
Provision (benefit) for income taxes	108,427	(49,287)	59,140	298	(3)	59,438

Consolidated net income (loss)	$309,725	$(158,107)	$151,618	$718		$152,336

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	95,462	(46,474)	48,988	101	(4)	49,089

Net income (loss) available to common stockholders	$214,263	$(111,633)	$102,630	$617		$103,247

Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$212,677		$102,630			$103,247

Basic earnings (loss) per share	$0.67		$0.32			$0.32

Basic weighted-average shares of common stock outstanding	319,027		319,027			319,027

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$310,922		$150,461			$151,378

Fully diluted earnings (loss) per share	$0.64		$0.31			$0.31

Fully diluted weighted-average shares of common stock outstanding	482,711		482,711			482,711

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(in thousands, except per share data)

(unaudited)

	BGC Partners, Inc. Historical	Newmark Discontinued Operations (Note 2b)	BGC Partners, Inc. Continuing Operations	Pro Forma Adjustments (Note 3c)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$2,348,108	$(1,014,741)	$1,333,367	$—		$1,333,367
Principal transactions	317,856	—	317,856	—		317,856
Gains from mortgage banking activities/originations, net	205,999	(205,999)	—	—		—
Real estate management and other services	233,063	(233,063)	—	—		—
Servicing fees	110,441	(110,441)	—	—		—
Fees from related parties	28,467	(1,373)	27,094	—		27,094
Data, software and post-trade	54,557	—	54,557	—		54,557
Interest income	51,103	(36,546)	14,557	—		14,557
Other revenues	3,762	(242)	3,520	—		3,520

Total revenues	3,353,356	(1,602,405)	1,750,951	—		1,750,951
Expenses:
Compensation and employee benefits	2,016,180	(1,029,655)	986,525	—		986,525
Allocation of net income and grant of exchangeability to limited partnership units and FPUs	286,628	(114,657)	171,971	6,961	(4)	178,932

Total compensation and employee benefits	2,302,808	(1,144,312)	1,158,496	6,961		1,165,457
Occupancy and equipment	205,332	(62,448)	142,884	—		142,884
Fees to related parties	29,028	(13,208)	15,820	—		15,820
Professional and consulting fees	97,639	(34,270)	63,369	—		63,369
Communications	131,188	(11,809)	119,379	—		119,379
Selling and promotion	114,906	(52,443)	62,463	—		62,463
Commissions and floor brokerage	44,086	(956)	43,130	—		43,130
Interest expense	102,504	(25,546)	76,958	(37,737	)(2)	39,221
Other expenses	198,562	(128,417)	70,145	—		70,145

Total expenses	3,226,053	(1,473,409)	1,752,644	(30,776)		1,721,868
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	561	—	561	—		561
Gains (losses) on equity method investments	6,189	(1,562)	4,627	—		4,627
Other income (loss)	97,944	(72,081)	25,863	—		25,863

Total other income (losses), net	104,694	(73,643)	31,051	—		31,051

Income (loss) from operations before income taxes	231,997	(202,639)	29,358	30,776		60,134
Provision (benefit) for income taxes	150,268	(57,496)	92,772	9,876	(3)	102,648

Consolidated net income (loss)	$81,729	$(145,143)	$(63,414)	$20,900		$(42,514)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	30,254	5,913	36,167	3,169	(4)	39,336

Net income (loss) available to common stockholders	$51,475	$(151,056)	$(99,581)	$17,731		$(81,850)

Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$51,475		$(99,581)			$(81,850)

Basic earnings (loss) per share	$0.18		$(0.35)			$(0.28)

Basic weighted-average shares of common stock outstanding	287,378		287,378			287,378

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$75,256		$(99,581)			$(81,850)

Fully diluted earnings (loss) per share	$0.17		$(0.35)			$(0.28)

Fully diluted weighted-average shares of common stock outstanding	454,256		287,378			287,378

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except per share data)

(unaudited)

	BGC Partners, Inc. Historical	Newmark Discontinued Operations (Note 2b)	BGC Partners, Inc. Continuing Operations
Revenues:
Commissions	$1,985,667	$(849,419)	$1,136,248
Principal transactions	325,481	—	325,481
Gains from mortgage banking activities/originations, net	193,387	(193,387)	—
Real estate management and other services	196,801	(196,801)	—
Servicing fees	87,671	(87,671)	—
Fees from related parties	25,570	(1,370)	24,200
Data, software and post-trade	54,309	—	54,309
Interest income	33,876	(24,980)	8,896
Other revenues	5,334	(157)	5,177

Total revenues	2,908,096	(1,353,785)	1,554,311
Expenses:
Compensation and employee benefits	1,733,207	(867,391)	865,816
Allocation of net income and grant of exchangeability to limited partnership units and FPUs	192,934	(72,319)	120,615

Total compensation and employee benefits	1,926,141	(939,710)	986,431
Occupancy and equipment	203,947	(58,644)	145,303
Fees to related parties	24,143	(9,547)	14,596
Professional and consulting fees	67,208	(21,475)	45,733
Communications	125,592	(10,334)	115,258
Selling and promotion	100,602	(43,605)	56,997
Commissions and floor brokerage	38,515	(968)	37,547
Interest expense	71,365	(13,745)	57,620
Other expenses	144,213	(104,073)	40,140

Total expenses	2,701,726	(1,202,101)	1,499,625
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	7,044	—	7,044
Gains (losses) on equity method investments	3,543	—	3,543
Other income (loss)	97,213	(15,279)	81,934

Total other income (losses), net	107,800	(15,279)	92,521

Income (loss) from operations before income taxes	314,170	(166,963)	147,207
Provision (benefit) for income taxes	60,332	(3,993)	56,339

Consolidated net income (loss)	$253,838	$(162,970)	$90,868

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	68,816	1,189	70,005

Net income (loss) available to common stockholders	$185,022	$(164,159)	$20,863

Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$185,022		$20,863

Basic earnings (loss) per share	$0.67		$0.08

Basic weighted-average shares of common stock outstanding	277,073		277,073

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$283,525		$20,863

Fully diluted earnings (loss) per share	$0.65		$0.07

Fully diluted weighted-average shares of common stock outstanding	433,226		278,978

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

(in thousands, except per share data)

(unaudited)

	BGC Partners, Inc. Historical	Newmark Discontinued Operations (Note 2b)	BGC Partners, Inc. Continuing Operations
Revenues:
Commissions	$1,929,913	$(806,931)	$1,122,982
Principal transactions	313,142	—	313,142
Gains from mortgage banking activities/originations, net	115,304	(115,304)	—
Real estate management and other services	187,118	(187,118)	—
Servicing fees	74,356	(74,356)	—
Fees from related parties	26,843	(1,495)	25,348
Data, software and post-trade	102,371	—	102,371
Interest income	24,742	(15,610)	9,132
Other revenues	9,957	(1,271)	8,686

Total revenues	2,783,746	(1,202,085)	1,581,661
Expenses:
Compensation and employee benefits	1,759,855	(827,051)	932,804
Allocation of net income and grant of exchangeability to limited partnership units and FPUs	259,639	(142,195)	117,444

Total compensation and employee benefits	2,019,494	(969,246)	1,050,248
Occupancy and equipment	221,786	(51,757)	170,029
Fees to related parties	19,202	(10,373)	8,829
Professional and consulting fees	73,584	(18,329)	55,255
Communications	121,690	(8,890)	112,800
Selling and promotion	100,047	(35,159)	64,888
Commissions and floor brokerage	35,456	(923)	34,533
Interest expense	79,029	(9,731)	69,298
Other expenses	194,334	(105,718)	88,616

Total expenses	2,864,622	(1,210,126)	1,654,496
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	394,347	—	394,347
Gains (losses) on equity method investments	2,597	—	2,597
Other income (loss)	122,708	460	123,168

Total other income (losses), net	519,652	460	520,112

Income (loss) from operations before income taxes	438,776	8,501	447,277
Provision (benefit) for income taxes	120,619	6,644	127,263

Consolidated net income (loss)	$318,157	$1,857	$320,014

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	158,198	(77)	158,121

Net income (loss) available to common stockholders	$159,959	$1,934	$161,893

Per share data:
Basic earnings (loss) per share
Net income (loss) available to common stockholders	$159,959		$161,893

Basic earnings (loss) per share	$0.66		$0.66

Basic weighted-average shares of common stock outstanding	243,460		243,460

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$177,972		$238,287

Fully diluted earnings (loss) per share	$0.62		$0.61

Fully diluted weighted-average shares of common stock outstanding	286,322		392,195

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

On November 30, 2018, BGC Partners, Inc. (“BGC” or the “Company”) completed its previously announced distribution (the “Distribution”) to its stockholders of all of the shares of common stock of Newmark Group, Inc. (“Newmark”) owned by BGC as of immediately prior to the effective time of the Distribution, with shares of Newmark Class A and Class B common stock distributed to the holders of shares of BGC Class A and Class B common stock, respectively, of record as of the close of business on November 23, 2018 (the “Record Date”). The shares of Newmark distributed included shares of Newmark Class A and Class B common stock into which the limited partnership units of Newmark Holdings, L.P. (“Newmark Holdings”) and Newmark Partners, L.P. (“Newmark OpCo”) owned by BGC were exchanged prior to and in connection with the Distribution.

Based on the number of shares of BGC common stock outstanding as of the close of business on the Record Date, BGC stockholders as of the Record Date received in the Distribution 0.463895 of a share of Newmark Class A common stock for each share of BGC Class A common stock held as of the Record Date, and 0.463895 of a share of Newmark Class B common stock for each share of BGC Class B common stock held as of the Record Date. No fractional shares of Newmark common stock were distributed in the Distribution. Instead, BGC stockholders received cash in lieu of any fraction of a share of Newmark common stock that they otherwise would have received in the Distribution.

On March 7, 2018, BGC and its operating subsidiaries purchased 16.6 million newly issued exchangeable limited partnership units (“Newmark Holdings Units”) of Newmark Holdings for approximately $242.0 million (the “Investment in Newmark”), which were exchangeable, at BGC’s discretion, into either shares of Class A common stock or shares of Class B common stock of Newmark. BGC made the Investment in Newmark pursuant to an Investment Agreement, dated as of March 6, 2018, by and among BGC, BGC Holdings, L.P. (“BGC Holdings”), BGC Partners, L.P. (“BGC U.S. OpCo”), BGC Global Holdings, L.P. (“BGC Global OpCo”), Newmark, Newmark Holdings, and Newmark OpCo. BGC and its subsidiaries funded the Investment in Newmark using the proceeds of its controlled equity offering sales program. Newmark used the proceeds to repay the balance of the outstanding principal amount under its Term Loan (defined below). In addition, in accordance with the Separation and Distribution Agreement (defined below), BGC, as of the Record Date, owned 7.0 million limited partnership interests in the Newmark OpCo (“Newmark OpCo Units”) as a result of other issuances of BGC Class A common stock primarily related to the redemption of limited partnership interests in BGC Holdings and Newmark Holdings.

Prior to and in connection with the Distribution, 15.1 million Newmark Holdings Units held by BGC were exchanged into 9.4 million shares of Newmark Class A common stock and 5.4 million shares of Newmark Class B common stock, and 7.0 million Newmark OpCo units held by BGC were exchanged into 6.9 million shares of Newmark Class A common stock. The remaining 1.5 million Newmark Holdings Units were held by BGC Holdings. On November 30, 2018, BGC caused BGC Holdings to distribute its 1.5 million Newmark Holdings Units to its limited partners entitled to receive distributions who were holders of record as of November 23, 2018 on a pro rata basis (together with the Distribution, the “Spin-Off”). Of the 1.5 million Newmark Holdings Units, Cantor Fitzgerald, L.P. (“Cantor”) received 0.4 million Newmark Holdings Units.

In aggregate, BGC distributed 131.9 million shares of Newmark Class A common stock and 21.3 million shares of Newmark Class B common stock to BGC stockholders in the Distribution. Prior to the Distribution, Cantor and CF Group Management, Inc. (“CFGM”), Cantor’s managing general partner, converted in total 11.0 million shares of BGC Class A common stock into shares of BGC Class B common stock, and subsequently owned 45.9 million shares of BGC Class B common stock as of the Record Date. As the sole owners of BGC Class B common stock, Cantor and CFGM received 100% of the shares of Newmark Class B common stock in the Distribution.

Following the Spin-Off, BGC ceased to be the controlling stockholder of Newmark, and BGC and its subsidiaries no longer held any shares of Newmark common stock or other equity interests in Newmark or its subsidiaries. Therefore, the Company will no longer consolidate Newmark within its financial results. Beginning in the fourth quarter of 2018, Newmark’s historical financial results for periods prior to the Spin-Off will be reflected in BGC’s consolidated financial statements as discontinued operations.

In order for the Spin-Off to be tax free, Newmark was required to repay or refinance any debt owed to or guaranteed by BGC prior to the Spin-Off. On December 13, 2017, prior to the closing of the Newmark initial public offering, BGC, BGC Holdings, BGC U.S. OpCo, Newmark, Newmark Holdings, Newmark OpCo, and solely for the provisions listed therein, Cantor and BGC Global OpCo entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). Among other things, under the Separation and Distribution Agreement, Newmark assumed and entered into the following debt arrangements:

•

Newmark OpCo assumed from BGC U.S. OpCo a promissory note with an aggregate principal amount of $112.5 million payable to BGC (the “2042 Promissory Note”) in relation to the Company’s $112.5 million aggregate principal amount of its 8.125% Senior Notes due 2042 (the “8.125% BGC Senior Notes”).

•

Newmark OpCo assumed from BGC U.S. OpCo a promissory note with an aggregate principal amount of $300.0 million payable to BGC (the “2019 Promissory Note”) in relation to the Company’s $300.0 million aggregate principal amount of its 5.375% Senior Notes due 2019 (the “5.375% BGC Senior Notes”).

•

Newmark assumed from BGC an unsecured senior converted term loan credit agreement (the “Converted Term Loan”) and an unsecured senior term loan credit agreement (the “Term Loan”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders, which were guaranteed by BGC. Newmark repaid the Term Loan in full on March 9, 2018 using the proceeds from the Investment in Newmark. As of September 30, 2018, there were $134.0 million of borrowings outstanding under the Converted Term Loan. The Converted Term Loan and Term Loan bore an interest rate of either LIBOR or a defined base rate plus an additional margin which ranges from 50 basis points to 325 basis points depending on the Company’s debt rating as determined by S&P and Fitch and whether such loan is a LIBOR loan or a base rate loan. As of September 30, 2018, the interest rate on the Converted Term Loan was 4.41%.

•

Newmark entered into an intercompany credit agreement with BGC, which was amended and restated on March 19, 2018 (the “Intercompany Credit Agreement”). On March 19, 2018, Newmark borrowed $150.0 million from BGC, which was funded through the BGC Credit Agreement (defined below), on the same terms as the funds that were borrowed by BGC from Cantor under the BGC Credit Agreement. As of September 30, 2018, there was $382.5 million of borrowings outstanding under the Intercompany Credit Agreement payable from Newmark to BGC, of which $270.0 million bore an interest rate of 5.41% (which is the higher of BGC’s or Newmark’s short-term borrowing rate in effect at such time plus 100 basis points) and $112.5 million bore an interest rate of 6.5%.

All third party interest and deferred financing cost expenses incurred after December 13, 2017, when the debt described above was assumed and entered into by Newmark, in relation to the 8.125% BGC Senior Notes, the 5.375% BGC Senior Notes, the Converted Term Loan, and the Term Loan was allocated to Newmark and will be included as part of discontinued operations. In addition, the interest incurred on the BGC Credit Agreement related to the $150.0 million of borrowings that was then loaned from BGC to Newmark under the Intercompany Credit Agreement, was allocated to Newmark and will be included as part of discontinued operations.

On July 24, 2018, the Company issued an aggregate of $450.0 million principal amount of 5.375% Senior Notes due 2023 (the “5.375% Senior Notes due 2023”). The initial carrying value of the 5.375% Senior Notes due 2023 was $444.2 million, net of the discount and debt issuance costs of $5.8 million. On July 18, 2018, the Company drew down $203.0 million in short-term borrowings and used these funds along with cash on hand to repay the Company’s outstanding $240.0 million aggregate principal amount of its 8.375% Senior Notes on July 19, 2018. The Company then used the net proceeds from the 5.375% Senior Notes due 2023 to repay its short-term borrowings in full.

On September 4, 2018, using additional proceeds from the 5.375% Senior Notes due 2023, BGC U.S. OpCo loaned $112.5 million to Newmark OpCo under the Intercompany Credit Agreement, and using such proceeds, on September 5, 2018, Newmark OpCo repaid the outstanding $112.5 million aggregate principal amount of the 2042 Promissory Note to BGC. On September 5, 2018, BGC then redeemed the outstanding $112.5 million aggregate principal amount of the 8.125% BGC Senior Notes (the “8.125% BGC Senior Notes Redemption”).

On October 4, 2018, Newmark withdrew $252.0 million of cash pledged for the benefit of Fannie Mae, and repaid BGC $252.0 million of the outstanding borrowings under the Intercompany Credit Agreement (the “Intercompany Credit Agreement Repayment”). On November 6, 2018, Newmark closed its offering of $550.0 million aggregate principal amount of 6.125% Senior Notes due 2023 (the “6.125% Senior Notes”). Using primarily the proceeds from the sale of its 6.125% Senior Notes, Newmark repaid to BGC: a) the then remaining $134.0 million outstanding principal amount of the Converted Term Loan and $112.5 million under the Intercompany Credit Agreement on November 6, 2018; b) the then remaining outstanding balance under the Intercompany Credit Agreement on November 7, 2018; and c) the $300.0 outstanding principal amount under the 2019 Promissory Note on November 23, 2018 (together and with the Intercompany Credit Agreement Repayment, the “Newmark Debt Repayments”). Newmark had no remaining debt obligations owed to or guaranteed by BGC at the time of the Spin-Off.

BGC used the proceeds from the Newmark Debt Repayments to: a) repay, on October 4, 2018, $80.0 million of short-term borrowings on an unsecured senior credit agreement with Cantor (the “BGC Credit Agreement”) which bore an interest rate of 5.51% as of September 30, 2018; b) repay $125.0 million, as of October 15, 2018, of borrowings outstanding under an unsecured senior revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders, which had the same interest terms as the Converted Term Loan and Term Loan; and c) issue a notice of early redemption of the 5.375% BGC Senior Notes on November 5, 2018, which were redeemed on December 5, 2018 (together the “BGC Debt Repayments”).

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•

BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015;

•

Newmark’s unaudited consolidated financial statements included in Newmark’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•	Newmark’s audited consolidated financial statements included in Newmark’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015; and

•

The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The following unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X (“Article 11”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described below and in the notes thereto. Specifically, the unaudited pro forma condensed consolidated financial information set forth reflects the effects of the Spin-Off on BGC’s statement of financial condition as of September 30, 2018, as if it had occurred as of September 30, 2018, and reflects the effects of the Spin-Off and related discontinued operations on BGC’s statements of operations for the nine months ended September 30, 2018 and for the years ended December 31, 2017, 2016 and 2015, as if it had occurred on January 1, 2015. As Newmark’s financial results will be reflected as discontinued operations for periods prior to the Spin-Off in BGC’s consolidated financial statements going forward, this presentation is in accordance with the Financial Accounting Standards Board Accounting Standards Codification Subtopic 205-20 – Presentation of Financial Statements—Discontinued Operations, as well as Article 11. In addition, the unaudited pro forma condensed consolidated financial information reflects the effects of the Newmark Debt Repayments and BGC Debt Repayments on BGC’s statement of financial condition as of September 30, 2018, as if they had occurred as of September 30, 2018, and the effects of the 8.125% BGC Senior Notes Redemption, Newmark Debt Repayments, and BGC Debt Repayments on BGC’s statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017, as if they had occurred on January 1, 2017.

The following unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Spin-Off, 8.125% Senior Notes Redemption, Newmark Debt Repayments, and BGC Debt Repayments had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated financial information does not include any adjustments associated with non-recurring events unrelated to the Spin-Off.

2. The Spin-Off and Newmark Discontinued Operations

(a)

Represents the Spin-Off and deconsolidation of Newmark’s assets, liabilities and equity, which includes Newmark’s repayment of the remaining $134.0 million outstanding principal amount of the Converted Term Loan outstanding as of September 30, 2018 that was guaranteed by BGC.

(b)

Represents Newmark’s financial results, which will be presented as discontinued operations for all historical periods prior to the Spin-Off. All third party interest and deferred financing cost expenses incurred after December 13, 2017, when Newmark entered into the Separation and Distribution Agreement, in relation to the 8.125% BGC Senior Notes, the 5.375% BGC Senior Notes, the Converted Term Loan, and the Term Loan was allocated to Newmark and included as part of discontinued operations. In addition, the interest incurred on the BGC Credit Agreement related to the $150.0 million of borrowings that was then loaned from BGC to Newmark under the Intercompany Credit Agreement was allocated to Newmark and included as part of discontinued operations.

3. Newmark Debt Repayments, BGC Debt Repayments and Other Pro Forma Adjustments

The following notes relate to the unaudited pro forma condensed consolidated statement of financial condition as of September 30, 2018:

(a)	Represents Newmark’s repayments of debt and intercompany accounts to BGC in order for the Spin-Off to be tax free:

(1)	Repayment of $300.0 outstanding principal amount under the 2019 Promissory Note, increasing Cash and cash equivalents with an offsetting decrease to Loan receivables from related parties.

(2)

Repayment of $382.5 million outstanding borrowings under the Intercompany Credit Agreement and $9.5 million of intercompany accounts, increasing Cash and cash equivalents with an offsetting decrease to Receivables from related parties.

(b)	Represents the following repayments of debt by BGC using the proceeds from the Newmark Debt Repayments described in (a) above and other pro forma adjustments:

(1)	Repayment by BGC of $80.0 million of short-term borrowings on an unsecured senior credit agreement with Cantor, decreasing Cash and cash equivalents and Short-term borrowings from related parties;

(2)	Includes the following transactions:

i.

Repayment of $125.0 million of borrowings outstanding under an unsecured senior revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders, decreasing Cash and cash equivalents and Notes payable and other borrowings;

ii.	Redemption of the $300.0 million outstanding aggregate principal amount of the 5.375% BGC Senior Notes, decreasing Cash and cash equivalents and Notes payable and other borrowings; and

iii.

The accelerated amortization of $2.7 million deferred financing costs related to these debt repayments, increasing Notes payable and other borrowings with an offsetting decrease to Retained earnings (deficit).

(3)

To reflect a $5.0 million legal, accounting, and banking fees accrual related to the Spin-Off in Accounts payable, accrued and other liabilities with an offsetting decrease in Retained earnings (deficit).

The following notes relate to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017:

(c)	Represents the following:

(1)

Adjustment to exclude interest incurred by BGC related to the $125.0 million of borrowings outstanding under an unsecured senior revolving credit agreement with Bank of America, N.A., as administrative agent, and a syndicate of lenders, and $0.4 million of interest (that was not allocated to Newmark in discontinued operations) expense on the BGC Credit Agreement with Cantor, as if they were repaid as of January 1, 2017.

(2)

Adjustment to exclude interest incurred by BGC, prior to the Separation and Distribution Agreement, related to the 8.125% BGC Senior Notes, the 5.375% BGC Senior Notes, the Term Loan, and Converted Term, as if they were repaid as of January 1, 2017.

(3)	The corresponding tax effects of the excluded interest in the above items.

(4)	The impact of the above items on allocations of net income to limited partnership units, FPUs and noncontrolling interest in subsidiaries.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL CONDITION AND PRO FORMA RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations is for the unaudited pro forma condensed consolidated financial information, and reflects all assumptions and adjustments therein, including the effects of the Newmark Spin-Off on BGC’s statement of financial condition as of September 30, 2018, as if it had occurred on September 30, 2018, and the effects of the Newmark Spin-Off and related discontinued operations on BGC’s statements of operations for the nine months ended September 30, 2018 and for the years ended December 31, 2017, 2016, and 2015, as if it had occurred on January 1, 2015. Following the Spin-Off, BGC ceased to be the controlling stockholder of Newmark, and BGC and its subsidiaries no longer held any shares of Newmark common stock or other equity interests in Newmark or its subsidiaries. Therefore, the Company will no longer consolidate Newmark within its financial results. Beginning in the fourth quarter of 2018, Newmark’s historical financial results for periods prior to the Spin-Off will be reflected in BGC’s consolidated financial statements as discontinued operations. Therefore, BGC will only have one reportable segment going forward and for historical comparative periods.

This Management’s Discussion and Analysis of the unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•

BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015;

•

Newmark Group Inc.’s unaudited condensed consolidated financial statements included in Newmark’s Quarterly Report on Form 10-Q as of September 30, 2018 and December 31, 2017 and for the three and nine months ended September 30, 2018 and 2017;

•

Newmark Group Inc.’s audited consolidated financial statements included in Newmark’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015; and

•

The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

PRO FORMA RESULTS OF OPERATIONS

The following table sets forth BGC Partners, Inc. (“our,” “BGC Partners,” “BGC,” or the “Company”) unaudited pro forma condensed consolidated statements of operations data expressed as a percentage of total revenues for the period indicated (in thousands):

	Nine Months Ended September 30, 2018
	Pro Forma Results	Percentage of Total Revenues
Revenues:
Commissions	$1,138,313	77.4%
Principal transactions	250,266	17.0

Total brokerage revenues	1,388,579	94.4
Fees from related parties	19,054	1.3
Data, software and post-trade	47,016	3.2
Interest income	10,485	0.7
Other revenues	6,325	0.4

Total revenues	1,471,459	100.0
Expenses:
Compensation and employee benefits	756,744	51.4
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	108,023	7.4

Total compensation and employee benefits	864,767	58.8
Occupancy and equipment	110,660	7.5
Fees to related parties	15,577	1.1
Professional and consulting fees	60,238	4.1
Communications	91,206	6.2
Selling and promotion	50,226	3.4
Commissions and floor brokerage	44,342	3.0
Interest expense	28,878	2.0
Other expenses	46,768	3.2

Total expenses	1,312,662	89.3

Other income (losses), net:
Gain (loss) on divestiture and sale of investments	—	—
Gains (losses) on equity method investments	4,962	0.3
Other income (loss)	48,015	3.3

Total other income (losses), net	52,977	3.6

Income (loss) from operations before income taxes	211,774	14.3
Provision (benefit) for income taxes	59,438	4.0

Consolidated net income (loss)	152,336	10.3
Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	49,089	3.3

Net income (loss) available to common stockholders	$103,247	7.0%

Pro Forma Nine Months Ended September 30, 2018

Revenues

Brokerage Revenues

Total brokerage revenues were $1,388.6 million for the nine months ended September 30, 2018, which comprised commission revenues of $1,138.3 million and principal transactions revenues of $250.3 million. Total brokerage revenues of $1,388.6 million for the nine months ended September 30, 2018 are broken down as follows:

•	Rates revenues of $434.2 million;

•	Credit revenues of $224.7 million;

•	FX revenues of $288.3 million;

•	Brokerage revenues from energy and commodities of $174.4 million; and

•	Brokerage revenues from equities, insurance, and other asset classes of $267.0 million.

Fees from Related Parties

Fees from related parties were $19.1 million for the nine months ended September 30, 2018.

Data, Software and Post-Trade

Data, software and post-trade revenues were $47.0 million for the nine months ended September 30, 2018.

Interest Income

Interest income was $10.5 million for the nine months ended September 30, 2018.

Other Revenues

Other revenues were $6.3 million for the nine months ended September 30, 2018.

Expenses

Compensation and Employee Benefits

Compensation and employee benefits expense was $756.7 million for the nine months ended September 30, 2018.

Allocations of Net Income and Grant of Exchangeability to Limited Partnership Units and FPUs

Allocations of net income and grant of exchangeability to limited partnership units and FPUs was $108.0 million for the nine months ended September 30, 2018.

Occupancy and Equipment

Occupancy and equipment expense was $110.7 million for the nine months ended September 30, 2018.

Fees to Related Parties

Fees to related parties were $15.6 million for the nine months ended September 30, 2018.

Professional and Consulting Fees

Professional and consulting fees were $60.2 million for the nine months ended September 30, 2018.

Communications

Communications expense was $91.2 million for the nine months ended September 30, 2018.

Selling and Promotion

Selling and promotion expense was $50.2 million for the nine months ended September 30, 2018.

Commissions and Floor Brokerage

Commissions and floor brokerage expenses were $44.3 million for the nine months ended September 30, 2018.

Interest Expense

Interest expense was $28.9 million for the nine months ended September 30, 2018.

Other Expenses

Other expenses were $46.8 million for the nine months ended September 30, 2018.

Other Income (Losses), Net

Gain (Loss) on Divestiture and Sale of Investments

We had no gains or losses from divestitures or sale of investments in the nine months ended September 30, 2018.

Gains (Losses) on Equity Method Investments

Gains (losses) on equity method investments were a gain of $5.0 million for the nine months ended September 30, 2018.

Other Income (Loss)

Other income (loss) was $48.0 million for the nine months ended September 30, 2018.

Provision (Benefit) for Income Taxes

Provision (benefit) for income taxes was $59.4 million for the nine months ended September 30, 2018.

Net Income (Loss) Attributable to Noncontrolling Interest in Subsidiaries

Net income (loss) attributable to noncontrolling interest in subsidiaries was $49.1 million for the nine months ended September 30, 2018.

The following table sets forth BGC’s unaudited pro forma condensed consolidated statements of operations data expressed as a percentage of total revenues for the years indicated (in thousands):

	Year Ended December 31,
	2017		2016		2015
	Pro Forma Results	Percentage of Total Revenues	Pro Forma Results	Percentage of Total Revenues	Pro Forma Results	Percentage of Total Revenues
Revenues:
Commissions	$1,333,367	76.2%	$1,136,248	73.1%	$1,122,982	71.0%
Principal transactions	317,856	18.2	325,481	20.9	313,142	19.8

Total brokerage revenues	1,651,223	94.4	1,461,729	94.0	1,436,124	90.8
Fees from related parties	27,094	1.5	24,200	1.6	25,348	1.6
Data, software and post-trade	54,557	3.1	54,309	3.5	102,371	6.5
Interest income	14,557	0.8	8,896	0.6	9,132	0.6
Other revenues	3,520	0.2	5,177	0.3	8,686	0.5

Total revenues	1,750,951	100.0	1,554,311	100.0	1,581,661	100.0
Expenses:
Compensation and employee benefits	986,525	56.4	865,816	55.7	932,804	59.0
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	178,932	10.2	120,615	7.8	117,444	7.4

Total compensation and employee benefits	1,165,457	66.6	986,431	63.5	1,050,248	66.4
Occupancy and equipment	142,884	8.2	145,303	9.3	170,029	10.8
Fees to related parties	15,820	0.9	14,596	0.9	8,829	0.6
Professional and consulting fees	63,369	3.6	45,733	2.9	55,255	3.5
Communications	119,379	6.8	115,258	7.4	112,800	7.1
Selling and promotion	62,463	3.6	56,997	3.7	64,888	4.1
Commissions and floor brokerage	43,130	2.5	37,547	2.4	34,533	2.2
Interest expense	39,221	2.2	57,620	3.7	69,298	4.4
Other expenses	70,145	4.0	40,140	2.7	88,616	5.5

Total expenses	1,721,868	98.4	1,499,625	96.5	1,654,496	104.6

Other income (losses), net:
Gain (loss) on divestiture and sale of investments	561	0.0	7,044	0.5	394,347	24.9
Gains (losses) on equity method investments	4,627	0.3	3,543	0.2	2,597	0.2
Other income (loss)	25,863	1.5	81,934	5.3	123,168	7.8

Total other income (losses), net	31,051	1.8	92,521	6.0	520,112	32.9

Income (loss) from operations before income taxes	60,134	3.4	147,207	9.5	447,277	28.3
Provision (benefit) for income taxes	102,648	5.9	56,339	3.7	127,263	8.1

Consolidated net income (loss)	(42,514)	(2.5)	90,868	5.8	320,014	20.2
Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	39,336	2.2	70,005	4.5	158,121	10.0

Net income (loss) available to common stockholders	$(81,850)	(4.7)%	$20,863	1.3%	$161,893	10.2%

Pro Forma Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Revenues

Brokerage Revenues

Total brokerage revenues increased by $189.5 million, or 13.0%, to $1,651.2 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. Commission revenues increased by $197.1 million, or 17.3%, to $1,333.4 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. Principal transactions revenues decreased by $7.6 million, or 2.3%, to $317.9 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

The increase in brokerage revenues was primarily driven by increases in revenues from equities, insurance, and other asset classes, rates and foreign exchange, partially offset by lower revenues in energy & commodities and credit.

Our brokerage revenues from equities and other asset classes increased by $152.4 million, or 87.1%, to $327.4 million for the year ended December 31, 2017. This increase was primarily driven by our acquisitions of Sunrise Brokers in December 2016 and Besso in February 2017.

Our rates revenues increased by $42.1 million, or 9.0%, to $510.9 million in the year ended December 31, 2017. The increase in rates revenues reflected strong improvement in our fully electronic rates business, which was a result of our continued investment in technology and the ongoing conversion of our businesses to more profitable fully electronic trading.

Our FX revenues increased by $21.1 million, or 6.9%, to $324.4 million for the year ended December 31, 2017. This increase was primarily driven by improved global volumes and increased market volatility.

Our brokerage revenues from energy and commodities decreased by $18.9 million, or 8.5%, to $204.0 million for the year ended December 31, 2017. This decrease was primarily driven by lower global volumes.

Our credit revenues decreased by $7.2 million, or 2.5%, to $284.6 million in the year ended December 31, 2017. This decrease was mainly due to lower global volumes and a decline in fully electronic credit brokerage.

Fees from Related Parties

Fees from related parties increased by $2.9 million, or 12.0%, to $27.1 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Data, Software and Post-Trade

Data, software and post-trade revenues increased by $0.2 million, or 0.5%, to $54.6 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016.

Interest Income

Interest income increased by $5.7 million, or 63.6%, to $14.6 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This increase was primarily due to an increase in interest income on BGC’s $150.0 million revolving credit facility loan to an affiliate of Cantor Fitzgerald, L.P. (“Cantor”), dividends received, and interest income on deposits.

Other Revenues

Other revenues decreased by $1.7 million, or 32.0%, to $3.5 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. The decrease was primarily due to insurance recoveries related to Hurricane Sandy recorded in 2016.

Expenses

Compensation and Employee Benefits

Compensation and employee benefits expense increased by $120.7 million, or 13.9%, to $986.5 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. The main drivers of this increase were the impact of higher brokerage revenues on variable compensation, and the acquisitions of Sunrise Brokers and Besso Insurance.

Allocations of Net Income and Grant of Exchangeability to Limited Partnership Units and FPUs

Allocations of net income and grant of exchangeability to limited partnership units and FPUs increased by $58.3 million, or 48.3%, to $178.9 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This increase was primarily driven by an increase in exchangeability charges related to the Company’s long-term efforts to retain executives and partners, as the Company extended and/or modified the contracts of certain brokers, salespeople, and other key personnel.

Occupancy and Equipment

Occupancy and equipment expense decreased by $2.4 million, or 1.7%, to $142.9 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This decrease was primarily driven by decreases in occupancy and maintenance contracts.

Fees to Related Parties

Fees to related parties increased by $1.2 million, or 8.4%, to $15.8 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. Fees to related parties are allocations paid to Cantor for administrative and support services (such as accounting, occupancy, and legal).

Professional and Consulting Fees

Professional and consulting fees increased by $17.6 million, or 38.6%, to $63.4 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This increase was primarily driven by increased consulting fees, notably with regards to MiFID II, and legal fees.

Communications

Communications expense increased by $4.1 million, or 3.6%, to $119.4 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. As a percentage of total revenues, communications slightly decreased from the prior year period.

Selling and Promotion

Selling and promotion expense increased by $5.5 million, or 9.6%, to $62.5 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. As a percentage of total revenues, selling and promotion remained relatively unchanged across the two periods.

Commissions and Floor Brokerage

Commissions and floor brokerage expense increased by $5.6 million, or 14.9%, to $43.1 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This line item tends to move in line with brokerage revenues.

Interest Expense

Interest expense decreased by $18.4 million, or 31.9%, to $39.2 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. The decrease was primarily driven by the repayment of the 8.125% BGC Senior Notes, the 5.375% BGC Senior Notes, the Term Loan, and Converted Term.

Other Expenses

Other expenses increased by $30.0 million, or 74.8%, to $70.1 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016, which was primarily related to costs associated with acquisitions, amortization expense on acquired intangibles, and other provisions.

Other Income (Losses), Net

Gain (Loss) on Divestiture and Sale of Investments

We had a gain on divestiture of $0.6 million in the year ended December 31, 2017, as a result of the sale of investments. For the year ended December 31, 2016, there was a gain on divestiture of $7.0 million primarily related to the sale of certain cost method investments.

Gains (Losses) on Equity Method Investments

Gains (losses) on equity method investments increased by $1.1 million, or 30.6%, to a gain of $4.6 million, for the year ended December 31, 2017 as compared to a gain of $3.5 million for the year ended December 31, 2016. Gains (losses) on equity method investments represent our pro rata share of the net gains or losses on investments over which we have significant influence but which we do not control.

Other Income (Loss)

Other income (loss) decreased by $56.1 million, or 68.4%, to $25.9 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. The $56.1 million year-over-year decrease was primarily due to the $59.0 million decrease in Nasdaq earn-out revenue due to $78.7 million mark-to-market gain in 2016 compared to $19.7 million gain in 2017. Beginning in the third quarter of 2017, the Nasdaq earn-out was recorded to Newmark and therefore not included in BGC’s pro forma results. This was partially offset by an increase in other recoveries.

Provision (Benefit) for Income Taxes

Provision (benefit) for income taxes increased by $46.3 million, or 82.2%, to $102.6 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This increase was primarily driven by the effect of the remeasurement of deferred tax assets and liabilities and the one-time transition tax on accumulated foreign earnings as a result of the enactment of the Tax Cut and Jobs Act in 2017. In general, our consolidated effective tax rate can vary from period to period depending on, among other factors, the geographic and business mix of our earnings.

Net Income (Loss) Attributable to Noncontrolling Interest in Subsidiaries

Net income (loss) attributable to noncontrolling interest in subsidiaries decreased by $30.7 million, or 43.8%, to $39.3 million, for the year ended December 31, 2017 as compared to the year ended December 31, 2016. This decrease was primarily driven by a decrease in earnings.

Pro Forma Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Revenues

Brokerage Revenues

Total brokerage revenues increased by $25.6 million, or 1.8%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015. Commission revenues increased by $13.3 million, or 1.2%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015. Principal transactions revenues increased by $12.3 million, or 3.9%, for the year ended December 31, 2016 as compared to the year ended December 31, 2015.

The increase in brokerage revenues was primarily driven by increases in revenues from energy & commodities, credit and equities, insurance, and other asset classes, partially offset by lower revenues in foreign exchange and rates.

Our rates revenues decreased by $2.4 million, or 0.5%, to $468.8 million in the year ended December 31, 2016. The decrease in rates revenues was primarily due to industry-wide declines in wholesale market activity.

Our credit revenues increased by $20.2 million, or 7.4%, to $291.8 million in the year ended December 31, 2016. This increase was mainly due to expansion of the business into new sectors and an uptick in fully electronic credit brokerage.

Our FX revenues decreased by $21.5 million, or 6.6%, to $303.3 million for the year ended December 31, 2016. This decrease was primarily driven by lower global volumes.

Our brokerage revenues from energy and commodities increased by $26.7 million, or 13.6%, to $222.9 million for the year ended December 31, 2016. This increase was primarily driven by our acquisition of GFI Group Inc. (“GFI”).

Our brokerage revenues from equities and other asset classes increased by $2.7 million, or 1.5%, to $175.0 million for the year ended December 31, 2016. This increase was primarily driven by our acquisition of GFI.

Fees from Related Parties

Fees from related parties decreased by $1.1 million, or 4.5%, to $24.2 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015.

Data, Software and Post-Trade

Data, software and post-trade revenues decreased by $48.1 million, or 46.9%, to $54.3 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The decrease was primarily driven by the sale of Trayport, to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of ICE common stock, which generated $58.6 million of net revenues in 2015.

Interest Income

Interest income decreased by $0.2 million, or 2.6%, to $8.9 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015.

Other Revenues

Other revenues decreased by $3.5 million, or 40.4%, to $5.2 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The decrease was primarily due to decreases in dividends on investments and miscellaneous recoveries.

Expenses

Compensation and Employee Benefits

Compensation and employee benefits expense decreased by $67.0 million, or 7.2%, to $865.8 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The main drivers of this decrease were cost savings associated with synergies associated with the integration of GFI in 2015.

Allocations of Net Income and Grant of Exchangeability to Limited Partnership Units and FPUs

Allocations of net income and grant of exchangeability to limited partnership units and FPUs increased by $3.2 million, or 2.7%, to $120.6 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This increase was primarily driven by an increase in allocation of net income to limited partnership units during the year ended December 31, 2016 as compared to the year ended December 31, 2015.

Occupancy and Equipment

Occupancy and equipment expense decreased by $24.7 million, or 14.5%, to $145.3 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This decrease was primarily driven by a decrease in fixed asset impairment charges resulting from the synergies associated with the integration of GFI in 2015.

Fees to Related Parties

Fees to related parties increased by $5.8 million, to $14.6 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. Fees to related parties are allocations paid to Cantor for administrative and support services (such as accounting, occupancy, and legal).

Professional and Consulting Fees

Professional and consulting fees decreased by $9.5 million, or 17.2%, to $45.7 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. In the year earlier period, there were increased expenses in this category with respect to the acquisition of GFI and the sale of Trayport.

Communications

Communications expense increased by $2.5 million, or 2.2%, to $115.3 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. As a percentage of total revenues, communications remained relatively unchanged across the two periods.

Selling and Promotion

Selling and promotion expense decreased by $7.9 million, or 12.2%, to $57.0 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. As a percentage of total revenues, selling and promotion remained relatively unchanged across the two periods.

Commissions and Floor Brokerage

Commissions and floor brokerage expense increased by $3.0 million, or 8.7%, to $37.5 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This line item tends to move in line with brokerage revenues.

Interest Expense

Interest expense decreased by $11.7 million, or 16.9%, to $57.6 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The decrease was primarily driven by lower interest rates on our long-term debt.

Other Expenses

Other expenses decreased by $48.5 million, or 54.7%, to $40.1 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015, primarily related to commitments during the year ended December 31, 2015 to make charitable contributions.

Other Income (Losses), Net

Gain (Loss) on Divestiture and Sale of Investments

We had a gain on divestiture of $7.0 million in the year ended December 31, 2016, as a result of the sale of investments. For the year ended December 31, 2015, there was a gain on divestiture of $394.3 million primarily related to the disposition of the Trayport business, which was completed on December 11, 2015.

Gains (Losses) on Equity Method Investments

Gains (losses) on equity method investments increased by $0.9 million, or 36.4%, to a gain of $3.5 million, for the year ended December 31, 2016 as compared to a gain of $2.6 million for the year ended December 31, 2015. Gains (losses) on equity method investments represent our pro rata share of the net gains or losses on investments over which we have significant influence but which we do not control.

Other Income (Loss)

Other income (loss) decreased by $41.2 million, or 33.5%, to $81.9 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. The $41.2 million year-over-year decrease was primarily due to the $29.0 million gain recorded in 2015 on the GFI shares owned by us prior to the completion of the tender offer, the mark-to-market on ICE shares ($6.8 million in 2016 compared to $16.3 million in 2015), and other acquisition related adjustments.

Provision (Benefit) for Income Taxes

Provision (benefit) for income taxes decreased by $70.9 million, or 55.7%, to $56.3 million for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This decrease was primarily driven by a decrease in pre-tax earnings as a result of the gain recognized on the sale of Trayport in 2015. In general, our consolidated effective tax rate can vary from period to period depending on, among other factors, the geographic and business mix of our earnings.

Net Income (Loss) Attributable to Noncontrolling Interest in Subsidiaries

Net income (loss) attributable to noncontrolling interest in subsidiaries decreased by $88.1 million, or 55.7%, to $70.0 million, for the year ended December 31, 2016 as compared to the year ended December 31, 2015. This decrease was primarily driven by a decrease in earnings.

LIQUIDITY AND CAPITAL RESOURCES

Pro Forma Balance Sheet

Our operating business model and pro forma balance sheet are not capital intensive. Our pro forma assets consist largely of cash, collateralized and uncollateralized short-dated receivables, and less liquid assets needed to support our business. Our pro forma Longer-term capital (Equity and Long-term debt) is held to support the less liquid assets and potential capital intensive opportunities.

Our pro forma Total assets, as of September 30, 2018, were $5.2 billion. We maintain a significant portion of our assets in cash and Marketable securities, with pro forma liquidity (which we define as Cash and cash equivalents, Reverse repurchase agreements, Marketable securities and Securities owned, less Securities loaned and Repurchase agreements) at September 30, 2018 of $557.5 million.

For the purposes of this analysis, the following transactions are assumed to have occurred on September 30, 2018:

•

On October 4, 2018, Newmark reduced its restricted cash held at Fannie Mae by $252.0 million and paid BGC $252.0 million of the then outstanding balance under the Intercompany Credit Agreement. BGC used the proceeds to repay the then outstanding balance on its unsecured senior revolving credit agreement in the amount of $125.0 million and the balance of short-term borrowings from Cantor in the amount of $80.0 million.

•

On November 6, 2018, Newmark repaid the $112.5 million promissory note under the Intercompany Credit Agreement using proceeds from the sale of its 6.125% Senior Notes. On November 7, 2018, Newmark repaid the then remaining outstanding balance under the Intercompany Credit Agreement. BGC used the proceeds for general working capital purposes.

•

On November 23, 2018, Newmark repaid the $300.0 million outstanding principal amount under the 2019 Promissory Note using primarily proceeds from the sale of its 6.125% Senior Notes. Upon repayment of the 2019 Promissory Note, Newmark had no further debt obligations owed to or guaranteed by BGC. These repayments were necessary for the Spin-Off to be tax-free. BGC used the proceeds to redeem its 5.375% Senior Notes due 2019 in the amount of $300.0 million on December 5, 2018.

Pro Forma Funding

Our pro forma funding base consists of longer-term capital (Equity and Long-term debt), shorter-term liabilities and accruals that are a natural outgrowth of specific assets and/or our business model, such as matched fails and accrued compensation. We have limited need for short-term unsecured funding in our regulated entities for their brokerage business. Contingent liquidity needs are largely limited to potential cash collateral that may be needed to meet clearing bank, clearinghouse, and exchange margins and/or to fund fails. Capital expenditures tend to be cash neutral and approximately in line with depreciation. We believe that cash in and available to our largest regulated entities, inclusive of financing provided by clearing banks, is adequate for potential cash demands of normal operations, such as margin or fail financing. We expect our operating activities going forward to generate adequate cash flows to fund normal operations, including any dividends paid pursuant to our dividend policy. However, we believe that there are a significant number of capital intensive opportunities for us to maximize our growth and strategic position, including, among other things, acquisitions, strategic alliances and joint ventures potentially involving all types and combinations of equity, debt and acquisition alternatives. As a result, we may need to raise additional funds to:

•	increase the regulatory net capital necessary to support operations;

•	support continued growth in our businesses;

•	effect acquisitions, strategic alliances, joint ventures and other transactions;

•	develop new or enhanced products, services and markets;

•	refinance existing debt; and

•	respond to competitive pressures.

Acquisitions may impact our ability to access capital markets on a timely basis and may necessitate greater short-term borrowings in the interim. This may impact our credit ratings and associated outlooks or the interest rates on our debt. We may need to access short-term capital sources to meet business needs from time to time, including, but not limited to, conducting operations; hiring or retaining brokers, salespeople, managers and other front-office personnel; financing acquisitions; and providing liquidity, including in situations where we may not be able to access the capital markets in a timely manner when desired by us. Accordingly, we cannot guarantee that we will be able to obtain additional financing when needed on terms that are acceptable to us, if at all.

As of September 30, 2018, our pro forma liquidity, which we define as cash and Cash equivalents, Reverse repurchase agreements, Marketable securities and Securities owned, less Securities loaned and Repurchase agreements, was $557.5 million. We expect to use our financial resources to repay debt, profitably hire, make accretive acquisitions, pay dividends, and/or repurchase shares and units of BGC, all while maintaining or improving our investment grade ratings.

Credit Ratings

As of September 30, 2018, BGC Partners, Inc.’s public long-term credit ratings and associated outlooks were as follows:

	Rating	Outlook
Fitch Ratings Inc. (1)	BBB-	Stable
Standard & Poor’s	BBB-	Stable

(1)	On November 14, 2018, Fitch Ratings, Inc. announced that they viewed the Spin-Off of Newmark Group, Inc. as neutral to BGC’s credit rating.

Credit ratings and associated outlooks are influenced by a number of factors, including but not limited to: operating environment, earnings and profitability trends, the prudence of funding and liquidity management practices, balance sheet size/composition and resulting leverage, cash flow coverage of interest, composition and size of the capital base, available liquidity, outstanding borrowing levels and the firm’s competitive position in the industry. A credit rating and/or the associated outlook can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change. Any reduction in our credit ratings and/or the associated outlooks could adversely affect the availability of debt financing on terms acceptable to us, as well as the cost and other terms upon which we are able to obtain any such financing. In addition, credit ratings and associated outlooks may be important to customers or counterparties when we compete in certain markets and when we seek to engage in certain transactions. In connection with certain agreements, we may be required to provide additional collateral in the event of a credit ratings downgrade.